Exhibit 23.1

KPMG LLP Suite 2500 One Mellon Center Pittsburgh, PA 15219-2598	Telephone Fax Internet	412 391 9710 412 391 8963 www.us.kpmg.com

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Mellon Financial Corporation:

We consent to incorporation by reference in:

•

Registration Statement Nos. 33-34430 (Form S-8), 33-41796 (Form S-8), 33-65824 (Form S-8), 33-65826 (Form S-8), 333-16743 (Form S-8), 333-65275 (Form S-8), 333-75601 (Form S-8), 333-87961 (Form S-8), 333-54050 (Form S-8), 333-54054 (Form S-8), 333-60460 (Form S-8), 333-60464 (Form S-8), 333-105695 (Form S-8), 333-109193 (Form S-8), 333-130888 (Form S-8), 333-132064 (Form S-8), 333-132475, 333-135919, 333-138350 (Form S-8), 333-136550 (Form S-8), and 333-136546 (Form S-8) of Mellon Financial Corporation;

•	Registration Statement No. 333-135919-01 (Form S-3) of Mellon Funding Corporation;

•	Registration Statement No. 333-135919-02 (Form S-3) of Mellon Capital V;

•	Registration Statement No. 333-135919-03 (Form S-3) of Mellon Capital IV; and

•	Registration Statement No. 333-135919-04 (Form S-3) of Mellon Capital III

of our reports dated February 22, 2007 with respect to the consolidated balance sheets of Mellon Financial Corporation and its subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated by reference in the December 31, 2006 Annual Report on Form 10-K of Mellon Financial Corporation. Our report refers to a change, in 2006, in Mellon Financial Corporation’s method of accounting for employee defined benefit pension and other postretirement plans in accordance with Statement of Financial Standards No. 158.

/s/ KPMG LLP
Pittsburgh, Pennsylvania February 23, 2007

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.